Exhibit 4.82

Execution Version

REPLACEMENT CAPITAL COVENANT

by

METLIFE, INC.

dated as of December 12, 2007

REPLACEMENT CAPITAL COVENANT, dated as of December 12, 2007 (this “Replacement Capital Covenant”), by MetLife, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).

RECITALS

(A) On the date hereof, the Corporation is issuing $700,000,000 aggregate principal amount of its 7.875 % Fixed-to-Floating Rate Exchangeable Surplus Trust Securities (the “X-SURPS”) automatically exchangeable in specified circumstances into 7.875 % Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Junior Subordinated Debentures”). In this Replacement Capital Covenant, the term “Securities” refers to the X-SURPS prior to an Exchange and the Junior Subordinated Debentures thereafter.

(B) This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Offering Circular, dated December 5, 2007, relating to the Securities (the “Offering Circular”).

(C) The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

(D) The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

1. DEFINITIONS. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the respective meanings set forth in Schedule I hereto.

2. LIMITATIONS ON REPAYMENT, REDEMPTION AND PURCHASE OF JUNIOR SUBORDINATED DEBENTURES. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem or purchase (for the avoidance of doubt, any reference in this Replacement Capital Covenant to any repayment of the Corporation’s securities will be deemed to include a reference to defeasance of the Corporation’s obligations under the securities), and will cause its Subsidiaries not to repay, redeem or purchase and shall not permit to be repaid, redeemed or repurchased, as applicable, the Securities on or before December 15, 2057, except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price does not exceed the Applicable Percentage of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received

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in any prior Measurement Period) from the sale of Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity and Qualifying Capital Securities (collectively, “Replacement Capital Securities”).

3. COVERED DEBT.

(a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(ii) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(iii) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest stated final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;

(iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to this Section 3(b) shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(v) in connection with such identification of a new series of Covered Debt, the Corporation shall, as provided for in Section 3(c), give a notice and file with the Commission a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in such section.

(c) In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (A) give notice to the holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such holders hereunder and (B) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a current report on Form 8-K (or any successor form) under the Exchange Act; (ii) so long as the Corporation is a

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reporting company under the Exchange Act, the Corporation will include in each annual report filed with the Commission on Form 10-K (or any successor form) under the Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such annual report on Form 10-K (or any successor form) is filed with the Commission; (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (A) becomes Covered Debt or (B) ceases to be Covered Debt pursuant to the procedures set forth in Section 3(b), the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in a current report on Form 8-K (or any successor form) including or incorporating by reference this Replacement Capital Covenant, and in the Corporation’s next quarterly report on Form 10-Q (or any successor form) or annual report on Form 10-K (or any successor form), as applicable; (iv) if, and only if, the Corporation ceases to be a reporting company under the Exchange Act, the Corporation shall post on its website (or other similar electronic platform generally available to the public) the information otherwise required to be included in Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and cause a notice of the execution of the Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (v) promptly upon request by any holder of Covered Debt, the Corporation shall provide such holder with a conformed copy of this Replacement Capital Covenant.

4. TERMINATION, AMENDMENT AND WAIVER.

(a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest (the “Termination Date”) to occur of (i) December 15, 2057, or, if earlier, the date on which the Securities are otherwise repaid, redeemed or purchased in full in compliance with this Replacement Capital Covenant, (ii) the date, if any, on which the holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the Corporation’s obligations hereunder, (iii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term) (iv) the date on which a JSD Event of Default under the Junior Subordinated Indenture resulting in an acceleration of the Junior Subordinated Debentures occurs, and (v) a Change of Control Event. From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of Covered Debt. The Corporation may, acting alone and without the consent of such holders, amend or supplement this Replacement Capital Covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities

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qualifying as Replacement Capital Securities, and an officer of the Corporation has delivered to such holders in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to such holders and one of the Corporation’s officers has delivered to such holders in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such holders a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such Covered Debtholders, or (iii) such amendment or supplement eliminates Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Equity and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities if, after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock, rights to acquire Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Stock and/or Mandatorily Convertible Preferred Stock as a Replacement Capital Security would result in a reduction in the Corporation’s earnings per share, as calculated in accordance with generally accepted accounting principles in the United States.

(c) For purposes of Sections 4(a) and 4(b), the holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

5. MISCELLANEOUS.

(a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate prior to a Termination Date solely by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

(c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international

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courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

MetLife, Inc.

One MetLife Plaza

Long Island City, NY 11101

(d) If the Corporation is obligated to sell Replacement Capital Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Securities, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for such payments shall be applied to the Securities and those other securities having the same scheduled repayment date or scheduled redemption date as the Securities pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Securities has been paid in full.

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IN WITNESS WHEREOF, the Corporation has caused this REPLACEMENT CAPITAL COVENANT to be executed by its duly authorized officer, as of the day and year first above written.

METLIFE, INC.

By:	/s/ Eric T. Steigerwalt
Name:	Eric T. Steigerwalt
Title:	Senior Vice President and Treasurer

REPLACEMENT CAPITAL COVENANT

SCHEDULE I

Definitions

“Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents requiring the Corporation to issue (or use APM Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Corporation or any of its Subsidiaries as consideration for such securities) that the Corporation has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap (as defined in paragraph (f) below) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preferred Stock and Mandatorily Convertible Preferred Stock;

(b) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds, unless (if the Corporation elects to so provide in the terms of such securities) an Applicable Governmental Authority directs otherwise or an event of default has occurred that results in the acceleration of such securities;

(c) include a Repurchase Restriction that applies if deferral of Distributions continues for more than one year;

(d) notwithstanding the foregoing provision, if an Applicable Governmental Authority disapproves the issuer’s sale of APM Qualifying Securities, may (if the Corporation elects to so provide in the terms of such securities) permit the Corporation to pay deferred Distributions from any source without a breach of its obligations under the transaction documents;

(e) if an Applicable Governmental Authority does not disapprove the Corporation’s issuance and sale of APM Qualifying Securities but disapproves the use of the proceeds thereof to pay deferred Distributions, may (if the Corporation elects to so provide in the terms of such securities) permit the Corporation to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the transaction documents; and

(f) limit the obligation of the Corporation to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities up to:

(i) in the case of APM Qualifying Securities that are Common Stock or Qualifying Warrants, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal to (a) 2% of the product of the average of the current stock market prices of the Common Stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Corporation’s most recent publicly available consolidated financial statements or (b) to a number of shares of Common Stock and shares purchasable upon exercise of Qualifying Warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of Common Stock (the “Common Cap”), provided (and it being understood) that the Common Cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period;

(ii) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preferred Stock or Mandatorily Convertible Preferred Stock, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);

(iii) in the case of Qualifying Capital Securities other than Qualifying Non-Cumulative Perpetual Preferred Stock, include a Bankruptcy Claim Limitation Provision;

(g) may include a provision that limits the Corporation’s ability to sell its Common Stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock above an aggregate cap specified in the transaction documents (a “Share Cap”), subject to the Corporation’s agreement to use commercially reasonable efforts to increase the Share Cap amount (i) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Common Stock or (ii) if the Corporation cannot increase the Share Cap amount as contemplated in clause (i) above, by requesting the Corporation’s board of directors to adopt a resolution for a stockholder vote at the next occurring annual stockholders’ meeting to increase the number of authorized Common Stock for purposes of satisfying the issuer’s obligations to pay deferred Distributions; and

(h) permit the Corporation, at its option, to provide that if it is involved in an amalgamation, merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s voting shares are owned by the stockholders of the other party to the Business Combination, then clauses (a) through (c) of this definition will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination;

provided (and it being understood) that:

(A) the Corporation shall not be obligated to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(B) if, due to a Market Disruption Event or otherwise, the Corporation is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Share Cap and the Preferred Cap, as applicable; and

(C) if the Corporation has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Share Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as an Applicable Governmental Authority may approve.

“APM Commercially Reasonable Efforts” means commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of the Corporation in public offerings or private placements. For the avoidance of doubt, the Corporation will not be considered to have used APM Commercially Reasonable Efforts if the Corporation determines to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism or Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):

(a) Common Stock;

(b) Qualifying Warrants;

(c) Qualifying Non-Cumulative Perpetual Preferred Stock; or

(d) Mandatorily Convertible Preferred Stock;

provided (and it being understood) that:

(A) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both Common Stock and Qualifying Warrants,

(i) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Qualifying Warrants; and

(ii) the Corporation may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of APM Qualifying Securities to eliminate Common Stock or Qualifying Warrants (but not both) from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes; and

(B) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include Mandatorily Convertible Preferred Stock,

(i) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Mandatorily Convertible Preferred Stock; and

(ii) the Corporation may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of APM Qualifying Securities to eliminate Mandatorily Convertible Preferred Stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes.

“Applicable Governmental Authority” means any regulatory body, administrative agency, or governmental body having jurisdiction over the Corporation or any Subsidiary thereof, including, without limitation, any insurance regulatory authority and the Federal Reserve Board.

“Applicable Percentage” means:

(a) in the case of any Common Stock or Qualifying Warrants, (i) 133.33% with respect to any repayment, redemption or purchase prior to December 15, 2037, (ii) 200% with respect to any repayment, redemption or purchase on or after December 15, 2037 and prior to December 15, 2047 and (iii) 400% with respect to any repayment, redemption or purchase on or after December 15, 2047;

(b) in the case of any Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, (i) 100% with respect to any repayment, redemption or purchase prior to December 15, 2037, (ii) 150% with respect to any repayment, redemption or purchase on or after December 15, 2037 and prior to December 15, 2047 and (iii) 300% with respect to any repayment, redemption or purchase on or after December 15, 2047;

(c) in the case of any Qualifying Capital Securities described in clause (a) of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase prior to December 15, 2037, (ii) 150% with respect to any repayment, redemption or purchase on or after December 15, 2037 and prior to December 15, 2047 and (iii) 300% with respect to any repayment, redemption or purchase on or after December 15, 2047;

(d) in the case of any Qualifying Capital Securities described in clause (b) of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase on or after December 15, 2037 and prior to December 15, 2047 and (ii) 200% with respect to any repayment, redemption or purchase on or after December 15, 2047; and

(e) in the case of any Qualifying Capital Securities described in clause (c) of the definition of that term, 100%.

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer or the Corporation, limit the claim of the holders of such securities to Distributions that accumulate during (i) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (ii) any period in which the Corporation fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:

(a) in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Perpetual Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and

(b) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the earliest two years of accumulated and unpaid Distributions (including compounded amounts thereon) and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Perpetual Preferred Stock and Mandatorily Convertible Preferred Stock that are still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the claim for deferred Distributions exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Non-Cumulative Perpetual Preferred Stock.

“Below Investment Grade Rating Event” means the Corporation’s senior unsecured credit rating from each of the Rating Agencies is below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the senior unsecured credit rating of the Corporation is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Corporation in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed, or on or after December 15, 2037, a day which is not a London banking day.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of any direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger, consolidation or scheme of arrangement), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and those of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the issuer or another wholly-owned Subsidiary of the Corporation;

(b) the consummation of any transaction (including, without limitation, any amalgamation, merger, consolidation or scheme of arrangement) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Corporation or another wholly-owned Subsidiary of the Corporation, becomes the beneficial owner, directly or indirectly, of more than or equal to 50% of the Voting Shares of the Corporation, measured by voting power rather than number of shares; or

(c) the first day on which a majority of the members of the Corporation’s board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Corporation will not be deemed to involve a change of control if (1) pursuant to such transaction the Corporation becomes a wholly-owned Subsidiary of such holding company and (2) the holders of the Voting Shares of such holding company immediately following such transaction are the same as the holders of the Voting Shares of the Corporation immediately prior to such transaction.

“Change of Control Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock of the Corporation and rights to acquire common stock issued pursuant to any dividend reinvestment plan and employee benefit plans of the Corporation (including treasury shares of common stock).

“Continuing Director” means, as of any date of determination, any member of the Corporation’s board of directors who:

(a) was a member of such board of directors on the first date that any of the Securities were issued; or

(b) was nominated for election or elected to the Corporation’s board of directors with the approval of a majority of the Continuing Directors who were members of the Corporation’s board at the time of such nomination or election.

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells the Corporation’s long-term indebtedness for money borrowed during the period that such long-term indebtedness for money borrowed is Covered Debt.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a) gives the holder a beneficial interest in (x) a fractional interest in a stock purchase contract for Common Stock that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments and (y) subordinated debt securities of the Corporation or any of its Subsidiaries that are non-callable prior to the settlement date of the stock purchase contracts;

(b) provides that the holders directly or indirectly grant the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase shares of Common Stock pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last Distribution Date that is at least one month prior to the settlement date of the stock purchase contract; and

(d) provides for the proceeds raised in the remarketing to be used to purchase shares of Common Stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the Corporation exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a) gives the holder a beneficial interest in (i) subordinated debt securities of the Corporation or one of its Subsidiaries (in this definition, the “issuer”) that include a provision permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least seven years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Non-Cumulative Perpetual Preferred Stock;

(b) provides that the holders directly or indirectly grant to the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Non-Cumulative Perpetual Preferred Stock pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) one or more financial tests set forth in the terms of the instrument governing the terms of such Debt Exchangeable for Preferred Equity or (ii) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

(d) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Perpetual Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(e) includes a Qualifying Replacement Capital Covenant that will apply to such securities and to any Qualifying Non-Cumulative Perpetual Preferred Stock issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant may not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as a replacement security; and

(f) after the issuance of such Qualifying Non-Cumulative Perpetual Preferred Stock, provides the holder with a beneficial interest in such Qualifying Non-Cumulative Perpetual Preferred Stock.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including the later of the issue date and a Distribution Date for such securities to but excluding the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that:

(a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed,

(b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO),

(c) has an outstanding principal amount of not less than $100,000,000, and

(d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.

For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that:

(a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the Securities and subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior,

(b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO),

(c) has an outstanding principal amount of not less than $100,000,000, and

(d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.

For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Exchange” means either an exchange made upon the Corporation’s election to cause the outstanding X-SURPS to be exchanged, in whole but not in part, for a like amount of Junior Subordinated Indentures, or an exchange of the outstanding X-SURPS, in whole but not in part, for a like amount of Junior Subordinated Indentures, made automatically under certain circumstances.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial Covered Debt” means the Corporation’s 5.70% Senior Notes due 2035.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities (together in this definition, “securities”), that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and any subsidiary, to the extent the securities provide the issuer with rating agency equity credit, will repay, redeem, purchase or defease such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption, purchase or defeasance that are as or more equity-like than the securities then being repaid, redeemed, purchased or defeased raised within 180 days prior to the applicable repayments, redemption, purchase or defeasance date.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by Standard & Poor’s (or its equivalent under any successor rating categories of Standard & Poor’s) (or, in each case, if such rating agency ceases to publish a senior unsecured credit rating for the Corporation for reasons outside of the Corporation’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Corporation as a replacement Rating Agency).

“Investor Screen” has the meaning specified in Section 3(c).

“Junior Subordinated Debentures” has the meaning specified in the Recitals.

“Junior Subordinated Indenture” means the indenture, dated June 21, 2005, between the Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as subordinated indenture trustee, as supplemented by the Supplemental Indenture.

“JSD Event of Default” means,

(a) the failure to pay interest on the Junior Subordinated Debentures (including compounded interest) in full, whether due to an optional deferral or interest, during a trigger period or otherwise, after the conclusion of a period of ten consecutive years following the commencement of any deferral of interest period or on the final maturity date of the Junior Subordinated Debentures;

(b) default in the payment of the principal of, and premium, if any, on the Junior Subordinated Debentures when due; or

(c) certain events of bankruptcy, insolvency, or receivership with respect to the Corporation, whether voluntary or not.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such cumulative preferred stock convert into common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such cumulative preferred stock, subject to customary anti-dilution adjustments.

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

(a) if the issuer of such securities fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, for so long as such failure continues:

(x) permit such issuer to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities and

(y) in the case of any such securities other than Qualifying Non-Cumulative Perpetual Preferred Stock, require such issuer to issue and sell APM Qualifying Securities (or use APM Commercially Reasonable Efforts to issue and sell)

within two years of such failure, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including all deferred and accumulated amounts), provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Stock and/or Qualifying Warrants the net proceeds of which must be applied to pay such Distributions pursuant to such provision to the Common Cap unless such Mandatory Trigger Provision requires such issuance and sale within one year of such failure and (ii) the amount of Qualifying Non-Cumulative Perpetual Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock issued pursuant to the Mandatory Trigger Provision the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in paragraph (a) above to pay such deferred distributions in full (subject to the same exceptions as are set forth in paragraphs (a) — (c) of the definition of Repurchase Restriction);

(c) if the provisions described in paragraph (a) above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction that applies if deferral of Distributions continues for more than one year; and

(d) include a Bankruptcy Claim Limitation Provision;

provided (and it being understood) that:

(a) the issuer will not be obligated to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(b) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(c) if the Corporation and its Subsidiaries have outstanding more than one class or series of securities under which the Company is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) trading in securities generally on any national securities exchange or over-the-counter market on which the Common Stock and/or the Corporation’s preferred stock is then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the Commission, by such exchange or by any other regulatory authority or governmental authority having jurisdiction and the establishment of such minimum prices materially disrupts trading in, and the issuance and sale of, Common Stock and/or the Corporation’s preferred stock;

(b) the Corporation was required to obtain the consent or approval of its stockholders, a regulatory body or governmental authority to issue or sell APM Qualifying Securities and, after using commercially reasonable efforts to obtain such consent or approval, the Corporation fails to obtain such consent or approval;

(c) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts trading in, or the issuance of, APM Qualifying Securities;

(d) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts trading in, or the issuance and sale of, the APM Qualifying Securities;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, that trading in, or the issuance and sale of, APM Qualifying Securities shall have been materially disrupted;

(g) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the Corporation, would have a material adverse effect on the business of the Corporation and is not otherwise required by law or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Corporation has a bona fide reason for keeping the same confidential or its disclosure would impede the ability of the Corporation to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) may not exceed an aggregate of 180 days in any 360-day period; or

(h) the Corporation reasonably believes that the offering document for the offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in paragraph (g) above) and the Corporation is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) may not exceed an aggregate of 180 days in any 360-day period.

The definition of “Market Disruption Event” as used in any securities or combination of securities that constitute APM Qualifying Securities may include less than all of the paragraphs outlined above, as determined by the Corporation at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the Corporation would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the Corporation’s preferred stock trades or where a listing for its trading is being sought.

“Market Value” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market value will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected for this purpose by the Board of Directors of the Corporation or a committee thereof.

“Measurement Date” means (a) with respect to any repayment, redemption or purchase of the Securities on or prior to the Scheduled Redemption Date, the date that is 180 days; and (b) with respect to any repayment, redemption or purchase of the Securities after the Scheduled Redemption Date, the date that is 90 days, in each case prior to delivery of notice of such repayment or redemption or prior to the date of such purchase.

“Measurement Period” means the period from a Measurement Date to the related notice date or purchase date. Measurement Periods cannot run concurrently.

“No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

(a) an Alternative Payment Mechanism; and

(b) an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the Corporation elects to so provide in the terms of such securities) shall in response to a directive or order from any Applicable Governmental Authority defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of “Alternative Payment Mechanism” applying.

“Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Offering Circular” has the meaning specified in the Recitals.

“Optional Deferral Provisions” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

(b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to ten years, without any remedy other than Permitted Remedies.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

(b) complete or partial prohibitions preventing the issuer from paying Distributions on or repurchasing Common Stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity and Debt Exchangeable for Preferred Equity) that, in the determination of the Corporation’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(a) in connection with any repayment, redemption or purchase of Securities on or prior to December 15, 2037:

(i) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon the liquidation, dissolution or winding up of the Corporation, (B) have no maturity or a maturity of at least 60 years and (C) either (x) are subject to a Qualifying Replacement Capital Covenant and have either a No Payment Provision or are Non-Cumulative or (y)

have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and have either an Optional Deferral Provision or a No Payment Provision; or

(ii) preferred stock issued by the Corporation or its Subsidiaries that (A) is Non-Cumulative, (B) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (C) has no maturity or a maturity of at least 60 years and (D) is subject to Intent-Based Replacement Disclosure; or

(iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu or junior to other preferred stock of the issuer, (B) have no maturity or a maturity of at least 40 years, (C) are subject to a Qualifying Replacement Capital Covenant, (D) have an Optional Deferral Provision and (E) have a Mandatory Trigger Provision; or

(b) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after December 15, 2037 but on or prior to December 15, 2047:

(i) all securities described under clause (a) of this definition;

(ii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) have no maturity or a maturity of at least 60 years, (C) are subject to a Qualifying Replacement Capital Covenant and (D) have an Optional Deferral Provision;

(iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) are Non-Cumulative or have a No Payment Provision and (C) (x) have no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure;

(iv) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) are Non-Cumulative or have a No Payment Provision, (C) have no maturity or a maturity of at least 40 years and (D) are subject to a Qualifying Replacement Capital Covenant;

(v) securities issued by the Corporation or its Subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon the Corporation’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have no maturity or a maturity of at least 40 years (d) are subject to Intent-Based Replacement Disclosure and (e) have a Mandatory Trigger Provision;

(vi) securities issued by the Corporation or its Subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon the Corporation’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have no maturity or a maturity of at least 25 years (d) have a Qualifying Replacement Capital Covenant and (e) have a Mandatory Trigger Provision;

(vii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) have no maturity or a maturity of at least 60 years;

(viii) cumulative preferred stock issued by the Corporation or its Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a Qualifying Replacement Capital Covenant; or

(ix) other securities issued by the Corporation or its Subsidiaries that (A) rank upon a liquidation, dissolution or winding-up of the Corporation either (x) pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) or (y) pari passu with the claims of the Corporation’s trade creditors and junior to all of the Corporation’s long-term indebtedness for money borrowed (other than the Corporation’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation), (B) have an Optional Deferral Provision or a No Payment Provision and (C) have a Mandatory Trigger Provision and (D) either (x) have no maturity or a maturity of at least 40 years and Intent-Based Replacement Disclosure or (y) have no maturity or a maturity of at least 25 years and are subject to a Qualifying Replacement Capital Covenant; or

(c) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after December 15, 2047:

(i) securities described under clause (b) of this definition;

(ii) preferred stock issued by the Corporation that (A) (x) has no maturity or a maturity of at least 50 years and (y) is subject to Intent-Based Replacement Disclosure and (B) is Non-Cumulative;

(iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) either (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a Qualifying Replacement Capital Covenant and (C) are Non-Cumulative;

(iv) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon a liquidation, dissolution or winding up of the Corporation, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) (x) have no maturity or a maturity at least 30 years and (y) are subject to Intent-Based Replacement Disclosure;

(v) securities issued by the Corporation or its Subsidiaries that rank senior to the Junior Subordinated Debentures upon the Corporation’s liquidation, dissolution or winding up, and (a) have no maturity or a maturity of at least 60 years and either (x) have an Optional Deferral Provision and are subject to a Qualifying Replacement Capital Covenant or (y) (i) have either a No Payment Provision or are Non-Cumulative and (ii) are subject to Intent-Based Replacement Disclosure;

(vi) securities issued by the Corporation or its Subsidiaries that rank senior to the Junior Subordinated Debentures upon the Corporation’s liquidation, dissolution or winding up, and (a) have no maturity or a maturity of at least 40 years and either (x) (i) have either a No Payment Provision or are Non-Cumulative and (ii) are subject to a Qualifying Replacement Capital Covenant or (y) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure; or

(vii) cumulative preferred stock issued by the Corporation or its Subsidiaries that either (A) (x) has no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure or (B) has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant.

Notwithstanding (and as a qualification to) the foregoing, in the case of each Qualifying Capital Security that includes a Significant Distribution Rate Step-Up, each reference in this definition to “Intent-Based Replacement Disclosure” shall instead be deemed to read “a Qualifying Replacement Capital Covenant.”

“Qualifying Non-Cumulative Perpetual Preferred Stock” means non-cumulative preferred shares of the Corporation that rank pari passu with or junior to all other preferred shares of the Corporation, are perpetual and (a) are subject to a Qualifying Replacement Capital Covenant or (b) are subject to both (i) mandatory suspension of dividends in the event the Corporation breaches certain financial metrics specified within the offering documents, and (ii) Intent-Based Replacement Disclosure. Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to this Replacement Capital Covenant or a replacement capital covenant, as identified by the Corporation’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its Subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date, provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities. Notwithstanding the foregoing, the replacement capital covenant must continue at least until the earlier of (i) 20 years after initial issuance of the Qualifying Capital Securities relating to such Qualifying Replacement Capital Covenant and (ii) December 15, 2067.

“Qualifying Warrants” means net share settled warrants to purchase Common Stock that (i) have an exercise price greater than the current Market Value of the Common Stock as of the date the Corporation agrees to issue the warrants, and (ii) the Corporation is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. The Corporation will state in the prospectus or other offering document for any Qualifying Capital Securities that include an Alternative Payment Mechanism or Mandatory Trigger Provision its intention that any Qualifying Warrants issued in accordance with such Alternative Payment Mechanism or Mandatory Trigger Provisions will have exercise prices at least 10% above the current Market Value of its common stock on the date of issuance.

“Rating Agency” means:

(a) each of Moody’s and Standard & Poor’s; and

(b) if any of Moody’s or Standard & Poor’s ceases to publish a senior unsecured credit rating for the Corporation for reasons outside of the Corporation’s control, an NRSRO selected by the Corporation as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, repay or defease, or the Corporation or a Subsidiary of the Corporation elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, repayment, purchase or defeasance the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, repayment, purchase or defeasance date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” means, Common Stock and rights to acquire Common Stock (including Common Stock and rights to acquire Common Stock issued pursuant to any reinvestment plan and employee benefit plans of the Corporation);

(a) Mandatorily Convertible Preferred Stock;

(b) Debt Exchangeable for Common Equity;

(c) Debt Exchangeable for Preferred Equity; and

(d) Qualifying Capital Securities.

“Repurchase Restriction” means, with respect to any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that require the Corporation and its Subsidiaries not to redeem or purchase any of securities of the Corporation ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):

(a) purchases of such securities by Subsidiaries of the Corporation in connection with the distribution thereof or market-making or other secondary-market activities;

(b) purchases, redemptions or other acquisitions of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; and

(c) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy such shares entered into prior to the beginning of the related deferral period, including under a contractually binding share repurchase plan.

“Scheduled Redemption Date” means December 15, 2037, or if that day is not a Business Day, the next Business Day.

“Significant Distribution Rate Step-Up” means, as to a Qualifying Capital Security, an increase in the Distribution Rate at a date after initial issuance of such security of more than 25 basis points (or, if the method of calculating Distributions on such Qualifying Capital Security is changing at the time of such increase (for example, from a fixed rate to a floating rate based upon a margin above an index or from a floating rate based upon a margin above one index to a floating rate based upon a margin above a different index), an increase in the margin above the applicable credit spread in calculating such increased rate as compared to the credit spread used in calculating the initial Distribution Rate of more than 25 basis points).

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Supplemental Indenture” means the Fourth Supplemental Indenture, dated as of December 12, 2007, between the Corporation and The Bank of New York Trust Company, N.A., as trustee.

“Termination Date” has the meaning specified in Section 4(a).

“Voting Shares” as applied to shares of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“X-SURPS” has the meaning specified in the Recitals.